EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Date: February 12, 2004

CONCORD PARTNERS II, L.P. A Delaware Limited Partnership

By:	Venture Associates II, L.P. Its General Partner

By:	/s/ Craig A. T. Jones

Craig A. T. Jones, Authorized Signatory

VENTURE ASSOCIATES II, L.P.

By:	CPML Inc. Its Managing General Partner

By:	/s/ Craig A. T. Jones

Craig A. T. Jones, Authorized Signatory

CPML Inc.

By:	/s/ Craig A. T. Jones

Craig A. T. Jones, Authorized Signatory

CRAIG A. T. JONES

By:	/s/ Craig A. T. Jones

Craig A. T. Jones, Authorized Signatory